Exhibit 32.1

Section 1350 Certification of Principal Executive Officer

In connection with the annual report of Nano Magic Holdings Inc. (the “Company”) on Form 10-K for the year ended December 31, 2020, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Tom J. Berman, the President and Chief Executive Officer of the Company, and I, Leandro Vera, Chief Financial Officer, certify to the best of our knowledge:

1. The Report fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 28, 2021	/s/ Tom J. Berman
Tom J. Berman
President

Date: May 28, 2021	/s/ Leandro Vera
Leandro Vera
Chief Financial Officer